Exhibit 99.1

For more information, contact:

Michael Ruane	Eric Erickson	Kris Block
Tel: 484-582-5405	Tel: 484-582-5480	Tel: 484-582-5505
michael.ruane@sungard.com	eric.erickson@sungard.com	kris.block@sungard.com

SunGard Announces Record Results for 2007

Wayne, PA – February 20, 2008 – SunGard (http://www.sungard.com), a global leader in integrated software and processing solutions and the pioneer and leading provider of information availability services, reported today that adjusted income from operations (defined in Note 1 to the Notes to Consolidated Condensed Financial Information) for the year 2007 was $1.15 billion, a 15% increase over $994 million in 2006.

Reported income from operations for the year 2007 was $631 million compared to $532 million for the year 2006, an increase of 19%. Reported income from operations in 2007 and 2006 includes: amortization of acquired intangible assets of $438 million and $399 million, respectively; stock-based compensation, purchase accounting adjustments and other expenses of $76 million and $59 million, respectively; and merger costs of $4 million in 2006.

Adjusted income from operations for the three months ended December 31, 2007 was $364 million, a 22% increase over $299 million for the same period in 2006. Reported income from operations for the three months ended December 31, 2007 was $219 million compared to $184 million for the year 2006, an increase of 19%.

For the year 2007, adjusted EBITDA (defined in Note 2 to the Notes to Consolidated Condensed Financial Information) was $1.43 billion compared to $1.25 billion in 2006, an increase of 14%. For the three months ended December 31, 2007, adjusted EBITDA was $437 million compared to $373 million in 2006, an increase of 17%.

Revenue for the year 2007 was $4.90 billion, an increase of 13% over revenue for the year 2006. Revenue for the three months ended December 31, 2007 was $1.39 billion, an increase of 17% over revenue for the same period in 2006.

Organic revenue (revenue from businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months) grew 11% for the year and 14% for the quarter compared to the same periods in 2006. The increase in the year and the quarter includes an increase of approximately 3% and 4%, respectively, attributable to one of our broker/dealer businesses, and both periods include a 2% positive impact of foreign exchange movements overall and within each of our segments. Adjusting for these items, organic revenue growth in the year and the quarter was 6% and 8%, respectively. The broker/dealer revenue is uncharacteristically high and is expected to return to former levels over time.

Cristóbal Conde, president and chief executive officer, commented, “SunGard’s performance for the quarter was strong despite uncertainty about the broader economy. In our Financial Systems business, fourth quarter results were very strong and were not impacted by the sub-prime crisis. In our Higher Education and Public Sector businesses, we continued to sign new business and renew existing relationships. We saw continued strong performance from our Higher Education business for the quarter and the year. We will begin reporting these businesses separately going forward. In our Availability Services business, we saw a continuation of the trend towards advanced recovery and managed services. Our Availability Services business in the UK produced strong results. Overall, our competitive position is stronger than ever and our pipelines remain healthy.”

Financial Systems revenue increased 23% to $745 million for the quarter. Organic revenue grew approximately 21%, with trading volumes of one of our trading systems businesses, a broker/dealer with inherently lower operating margins, contributing $54 million or eight percentage points to the growth rate, which exceeded our expectations for the quarter and is not expected to continue. License fees were $89 million for the quarter compared to $80 million for the same period in 2006, an increase of 11%.

Notable deals in the quarter included the following:

•	A large international brokerage firm selected Phase3 to process its equity and option business and also renewed its license for GMI.

•	A diversified financial services corporation selected the Fidelity-SunGard platform for mutual fund trading and custody services for its employee benefit division.

•	One of the world’s leading global financial services firms retained SunGard Consulting Services to build custom technology features for its data warehouse and trading platform.

Higher Education & Public Sector Systems revenue increased 11% to $258 million for the quarter. Organic revenue grew 11%. License fees were $24 million for the quarter, an increase of $4 million from the same quarter of 2006.

Notable deals in the quarter included the following:

•	One of the largest research institutions in the U.S. chose SunGard Higher Education to help it build a Unified Digital Campus using the Banner suite.

•	A top-tier, private university chose SunGard Higher Education to help it build a Unified Digital Campus using the Banner suite.

•	A police department in South Carolina chose SunGard Public Sector to provide public safety software solutions.

Availability Services revenue increased 10% to $385 million for the quarter. Organic revenue grew 4%.

Notable deals in the quarter included the following:

•	An information technology and services company selected SunGard for disaster recovery services.

•	One of the largest municipal hospitals and healthcare centers in the U.S. selected SunGard as a managed service provider.

•	An international leader in public finance and financial services to local public authorities chose SunGard for managed services.

At December 31, 2007, total debt was $7.49 billion, cash balances were $427 million and off-balance sheet debt was $441 million. During the year 2007, the Company invested $307 million in capital expenditures and $265 million (net of cash acquired) in eleven acquisitions.

Conference Call & Webcast

A conference call to review the results is scheduled for Thursday, February 21, 2008 at 9:00 a.m. (Eastern Time). The dial-in number is 706-902-1370, conference ID 30211694. A replay will be available shortly after the end of the call through midnight on February 28, 2008. To listen to the replay, please dial 706-645-9291, conference ID 30211694. You may also listen to the call at www.vcall.com, by clicking on the “Investor Events Calendar” and then on the “listen” icon for SunGard. A replay will be available shortly after the end of the Webcast, through midnight on February 28, 2008 at www.vcall.com.

About SunGard

With annual revenue of $5 billion, SunGard is a global leader in software and processing solutions for financial services, higher education and the public sector. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 25,000 customers in more than 50 countries, including the world’s 50 largest financial services companies. Visit SunGard at www.sungard.com.

Trademark Information: SunGard, the SunGard logo, Banner, GMI and Phase3 are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

	Three Months Ended
	Dec. 31, 2006	Dec. 31, 2007
Revenue:
Services	$1,028	$1,202
License and resale fees	128	144

Total products and services	1,156	1,346
Reimbursed expenses	32	42

	1,188	1,388

Costs and expenses:
Cost of sales and direct operating	520	619
Sales, marketing and administration	256	294
Product development	64	69
Depreciation and amortization	63	68
Amortization of acquisition-related intangible assets	102	119
Merger costs	(1)	—

	1,004	1,169

Income from operations	184	219
Interest income	4	6
Interest expense and amortization of deferred financing fees	(173)	(160)
Other expense	(7)	(17)

Income before income taxes	8	48
Income tax expense	19	18

Net income (loss)	$(11)	$30

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

	Twelve Months Ended
	Dec. 31, 2006	Dec. 31, 2007
Revenue:
Services	$3,870	$4,364
License and resale fees	342	396

Total products and services	4,212	4,760
Reimbursed expenses	111	141

	4,323	4,901

Costs and expenses:
Cost of sales and direct operating	1,980	2,268
Sales, marketing and administration	915	1,042
Product development	255	271
Depreciation and amortization	238	251
Amortization of acquisition-related intangible assets	399	438
Merger costs	4	—

	3,791	4,270

Income from operations	532	631
Interest income	14	19
Interest expense and amortization of deferred financing fees	(656)	(645)
Other expense	(29)	(68)

Loss before income taxes	(139)	(63)
Income tax benefit	(21)	(3)

Net loss	$(118)	$(60)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

	Dec. 31, 2006	Dec. 31, 2007
Assets:
Current:
Cash and cash equivalents	$316	$427
Accounts receivable, net	279	353
Clearing broker assets	420	469
Prepaid expenses and other current assets	179	198
Retained interest in accounts receivable sold	275	243

Total current assets	1,469	1,690
Property and equipment, net	773	852
Software products, net	1,386	1,266
Customer base, net	2,857	2,745
Other assets, net	1,235	1,201
Goodwill	6,951	7,086

Total Assets	$14,671	$14,840

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$45	$55
Accounts payable and accrued expenses	743	894
Clearing broker liabilities	376	434
Deferred revenue	762	825

Total current liabilities	1,926	2,208
Long-term debt	7,394	7,430
Deferred income taxes	1,777	1,646

Total liabilities	11,097	11,284
Stockholder’s equity	3,574	3,556

Total Liabilities and Stockholder’s Equity	$14,671	$14,840

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 1. Reconciliation of Income from Operations to Adjusted Income from Operations

Adjusted income from operations represents income from operations adjusted for amortization of acquisition-related intangible assets, merger costs, adjustments for deferred revenue, stock-based compensation expense and external management fee expense. Adjusted income from operations is not a recognized term under generally accepted accounting principles (GAAP). Adjusted income from operations does not represent income from operations, as that term is defined under GAAP, and should not be considered as an alternative to income from operations as an indicator of our operating performance. We have included information concerning adjusted income from operations because we use such information when evaluating income from operations to better evaluate the underlying performance of the Company. Adjusted income from operations as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted income from operations and income from operations, the GAAP measure we believe to be most directly comparable to adjusted income from operations.

	Three Months Ended
(in millions)	Dec. 31, 2006	Dec. 31, 2007
Income from operations	$184	$219
Amortization of acquisition-related intangible assets	102	119
Merger costs	(1)	—
Purchase accounting adjustments	(2)	8
Stock-based compensation and other costs	16	18

Adjusted income from operations	$299	$364

	Twelve Months Ended
(in millions)	Dec. 31, 2006	Dec. 31, 2007
Income from operations	$532	$631
Amortization of acquisition-related intangible assets	399	438
Merger costs	4	—
Purchase accounting adjustments	7	18
Stock-based compensation and other costs	52	58

Adjusted income from operations	$994	$1,145

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 2. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facilities, both of which were entered into in August 2005. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA.

	Three Months Ended
(in millions)	Dec. 31, 2006	Dec. 31, 2007
Net income (loss)	$(11)	$30
Interest expense, net	169	154
Income tax expense	19	18
Depreciation and amortization	165	187

EBITDA	342	389
Purchase accounting adjustments	(4)	6
Non-cash charges	13	14
Unusual or non-recurring charges	14	5
Acquired EBITDA, net of disposed EBITDA	(3)	(1)
Other	2	16

Adjusted EBITDA - senior secured credit facilities	364	429
Loss on sale of receivables	9	8

Adjusted EBITDA - senior notes due 2013 and senior subordinated notes due 2015	$373	$437

	Twelve Months Ended
(in millions)	Dec. 31, 2006	Dec. 31, 2007
Net loss	$(118)	$(60)
Interest expense, net	642	626
Income tax expense	(21)	(3)
Depreciation and amortization	637	689

EBITDA	1,140	1,252
Purchase accounting adjustments	(2)	14
Non-cash charges	41	37
Unusual or non-recurring charges	30	43
Acquired EBITDA, net of disposed EBITDA	—	12
Other	16	38

Adjusted EBITDA - senior secured credit facilities	1,225	1,396
Loss on sale of receivables	29	29

Adjusted EBITDA - senior notes due 2013 and senior subordinated notes due 2015	$1,254	$1,425